SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT

SEPTEMBER 17, 2003

COMMISSION FILE NUMBER: 0-23256

JAMESON INNS, INC.

Georgia (State or other Jurisdiction of Incorporated or Organization) 8 Perimeter Center East Suite 8050 Atlanta, GA 30346 (Address of Principal Executive Offices) (Zip Code)	58-2079583 (IRS employer identification no.) 770-481-0305 (Registrant’s Telephone Number Including area code)

ITEM 5. OTHER EVENTS

On September 17, 2003, Jameson Inns, Inc. issued a press release announcing the declaration of the third quarter dividends on its two series of preferred shares. A copy of the press release is filed as an exhibit to this report and is incorporated by reference herein.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1	Press Release Announcing Preferred Dividends for Third Quarter

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of September 17, 2003	JAMESON INNS, INC. By: Craig R. Kitchin / s / Craig R. Kitchin
Its: President & Chief Financial Officer